Exhibit 5

James J. Klopper
Assistant Vice President and Counsel
Sun Life Financial (U.S.) Services Company, Inc.
1 Sun Life Park
Wellesley Hills, MA  02481

February 10, 2017

Sun Life Financial Inc.
150 King Street West
Toronto, Ontario  M5H 1J9

Re: Form S-8 Registration Statement of Sun Life Financial Inc.

Ladies and Gentlemen:

In connection with the preparation of the Form S-8 Registration Statement (the "Registration Statement") to be submitted by Sun Life Financial Inc. (the "Corporation") to the Securities and Exchange Commission with respect to Sun Life Financial (U.S.) Services Company, Inc.'s Sun Advantage Savings and Investment Plan (the "Plan"), you have requested my opinion as to whether the provisions of the written documents constituting the Plan comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

This opinion, given as of the date above, is based upon facts presently known to me and the ERISA requirements presently in effect, and is being delivered pursuant to the instructions for Item 8 (Exhibits) of the instructions to Form S-8.

In rendering this opinion, I have examined the following written Plan documents and other related written documents as I have deemed necessary or appropriate to provide a basis for the opinion set forth below: (1) the Sun Advantage Savings and Investment Plan as amended and restated effective January 1, 2014, and Amendment Nos. 1-5 and (2) the Defined Contribution Plans Master Trust Agreement (including its Unitized Fund Services Addendum) made as of September 7, 2004, and its amendment effective December 31, 2009.

Based on the foregoing, I am of the opinion that the provisions of the written documents constituting the Plan are in compliance with the requirements of ERISA pertaining to such provisions.

I am a member of the bar of the Commonwealth of Massachusetts and the opinion set forth herein is limited to matters governed by ERISA.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ James J. Klopper

James J. Klopper